Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




March 31, 2006



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Jennison 20/20 Focus Fund
File No. 811-08587



Ladies and Gentlemen,

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal year ended January 31, 2006. The enclosed is being filed electronically via the EDGAR system.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 31st day of March 2006.



Re: Jennison 20/20 Focus Fund
File No. 811-08587





By:  /s/Jonathan D. Shain			By:  /s/ Floyd L. Hoelscher
Jonathan D. Shain				Floyd L. Hoelscher
	Assistant Secretary				Witness





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